Exhibit 99.1

AVANIR PHARMACEUTICALS PRE-ANNOUNCES PRELIMINARY FISCAL

2013 YEAR END FINANCIAL INFORMATION

ALISO VIEJO, Calif., October 29, 2013—Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today announced preliminary financial information (unaudited) for the year ended September 30, 2013, in anticipation of the company’s Investor Relations Day in New York City.

Based on preliminary financial information for the fiscal year-ended September 30, 2013, Avanir estimates:

•	Total gross revenues of approximately $95.9 million (Non-GAAP)

•	Total net revenues in the range of approximately $75.3 million to $76.3 million

•	Total operating expenses of approximately $116.0 million, excluding cost of product sales of approximately $4.0 million, non-cash items such as share-based compensation of approximately $5.8 million, and depreciation and amortization of long-lived assets of approximately $800,000 and the one-time upfront payment to OptiNose of $20.0 million (Non-GAAP)

•	Cash, cash equivalents and investments in securities totaling approximately $57.5 million, including cash and cash equivalents of approximately $55.3 million and restricted investments in securities of approximately $2.2 million

“We are delighted with the progress of our NUEDEXTA PBA commercial business this year,” said Keith Katkin, president and CEO of Avanir. “In addition, the R&D team has made great progress with our pipeline. We now have three active phase II studies of AVP-923 including MS neuropathic pain, Alzheimer’s agitation, and the recently announced levodopa-induced dyskinesias in Parkinson’s disease. We continue to expect top-line data from our PRIME study in MS neuropathic pain later this calendar year.”

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA and certain other medicines can interact, causing serious side effects. If you take certain drugs or have certain heart problems, NUEDEXTA may not be right for you.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness.

These are not all the risks from use of NUEDEXTA. Please refer to full Prescribing Information at www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

AVANIR® and NUEDEXTA® are trademarks or registered trademarks of Avanir Pharmaceuticals, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

©2013 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining additional indications, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Note Regarding Non-GAAP Financial Information

This press release contains unaudited financial information under both U.S. generally accepted accounting principles (GAAP) basis and Non-GAAP basis. This Non-GAAP financial measure excludes certain expenses and or non-routine (pro-forma) transactions to reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to the corresponding GAAP financial measure, provide a more complete understanding of our financial information and the factors and trends affecting our business. However, these Non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP. We use our Non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance.

Non-GAAP financial measures contained in this press release reflects adjustments based on the following items:

Total Gross Revenues. Total gross revenues exclude allowances for customer credits, including estimated discounts, rebates, chargebacks and co-pay assistance (collectively, “Customer Credits”), the costs of which are included in our net revenue figures. We believe that the exclusion of the Customer Credits provides management and investors with an additional basis on which to evaluate the growth of the NEUDEXTA sales revenues and the potential addressable market for NUEDEXTA, particularly given that there are no other drugs approved to treat PBA. We are unable to provide a reconciliation of total net revenues to total gross revenues because, at this time, we are in the process of completing our financial statements for the year ended September 30, 2013 and are finalizing the accounting of the Customer Credits that account for the difference between the gross and net revenue figures. However, we estimate that the Customer Credits will be in the range of $19.6 million to $20.6 million for the year ended September 30, 2013.

Total Operating Expenses. Total operating expenses exclude non-cash items consisting of: share-based compensation; depreciation and amortization of long-lived assets; and the one-time upfront payment to OptiNose of $20.0 million. We believe that exclusion of these costs in presenting Non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Share-based compensation expense and depreciation and amortization of long-lived assets will recur in future periods; although the upfront payment to OptiNose was a one-time occurrence, it is possible that we will have similar milestone payments in future periods.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700